Exhibit 10.3

3039 Cornwallis Road

RTP, NC 27709

Amendment Letter

August 12,2004

Perficient, Inc.

7600 B N. Capital of Texas Highway

Austin, TX  78731

Attention:  Jeff Davis

Dear Mr. Davis,

This letter agreement serves as Amendment No. 04 (“Amendment”) to Statement of Work (“SOW”) #4900OP0312 to Customer Solutions Agreement #4900CS0965 dated 8/17/2000 (hereinafter called “Agreement”), between International Business Machines Corporation (“Buyer”) and Perficient, Inc. (“Supplier) ..  The purpose of this Amendment is to: (a) extend the SOW for the period of one year beginning September 1, 2004 and ending September 1, 2005,

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 04 to be executed by their respective authorized representatives.

The Parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions.  Further, they agree that this Amendment and the subject SOW, Amendments 1 , 2 and 3 and the Agreement are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

Please have your authorized representative indicate acceptance thereof by signing both copies of the Amendment and returning one copy to the attention of Shannon Tucker at fax 845-491-3929

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:

International Business Machines Corporation	Perficient, Inc.

By:	By:

Shannon Tucker	Jeff Davis
Print Name	Print Name

Buyer—Technical Services	President and COO
Title	Title

Date	Date